EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT DSTRBRPT

Exhibit (c)(ii)

Citigroup Centre, Canada Square, Canary Wharf London E14 5LB United Kingdom	T +44 (0)20 7986 4000 F +44 (0)20 7986 2266

26 February 2025

To:	European Bank for Reconstruction and Development Attention: Taro Morris

European Bank for Reconstruction and Development (the “Issuer”)
U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 (the “Notes”) (to be consolidated and form a single series with the Issuer’s U.S.$750,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 8 March 2024, the Issuer's U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 March 2024, the Issuer's U.S.$125,000,000 Floating Rate Global Notes due 20 February 2028 issued on 19 March 2024, the Issuer's U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 21 March 2024, the Issuer’s U.S.$150,000,000 Floating Rate Global Notes due 20 February 2028 issued on 27 March 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 April 2024,the Issuer’s U.S.$45,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 April 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 25 April 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 1 May 2024, the Issuer’s U.S.$200,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 May 2024, the Issuer’s U.S.$25,000,000 Floating Rate Global Notes due 20 February 2028 issued on 4 June 2024, the Issuer’s U.S. $50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 11 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 June 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 September 2024, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 23 October 2024, the Issuer’s U.S.$35,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 October 2024, the Issuer’s U.S.$100,000,000 Floating Rate Global Notes due 20 February 2028 issued on 30 January 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 10 February 2025, the Issuer’s U.S.$50,000,000 Floating Rate Global Notes due 20 February 2028 issued on 14 February 2025, the Issuer’s U.S.$80,000,000 Floating Rate Global Notes due 20 February 2028 issued on 18 February 2025 and the Issuer’s U.S.$300,000,000 Floating Rate Global Notes due 20 February 2028 issued on 20 February 2025) issued pursuant to the European Bank for Reconstruction and Development EUR 60,000,000,000 Global Medium Term Note Programme for the issue of notes

We hereby confirm the following agreement for the issue to us of the Notes under the above Programme pursuant to the terms of issue set out in the Pricing Supplement.

We confirm that:

(i)	We agree to pay:

(a)	the fees and expenses of our legal advisers;

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Citigroup Global Markets Limited

Registered office at above address. Registered in England, Number 1763297

Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority

Citigroup Centre, Canada Square, Canary Wharf London E14 5LB United Kingdom	T +44 (0)20 7986 4000 F +44 (0)20 7986 2266

(b)	the fees and expenses of the Agent and any paying agents;

(c)	the fees and expenses of Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Issuer in connection with the necessary United States filing;

(d)	all expenses in connection with the issue, authentication, packaging and initial delivery of the Notes and the preparation of the Registered Notes, the preparation and printing of the Notes (except Definitive Notes), the relevant Pricing Supplement and any amendments or supplements thereto, if any; and

(e)	the cost of any publicity agreed by the Issuer and Citigroup Global Markets Limited in connection with the issue of the Notes.

(ii)	The provisions of Clause 3.2.6 of the Programme Agreement dated 3 July 2012 will not apply in relation to this issue of Notes.

(iii)	In order to permit the Issuer to file with the U.S. Securities and Exchange Commission the report required by 17C.F.R.§290.3 no later than the date of this agreement, we confirm that the Notes are expected to be offered and sold in the United States.

The selling commission in respect of the Notes will be 0.028 per cent. of the principal amount of the Notes and will be deductible from the proceeds of the issue. The net proceeds of the issue are U.S.$100,277,000 which, subject to the provisions of the Programme Agreement, will be paid to you or to your order on the Issue Date specified in the Pricing Supplement.

Upon issue the Notes should be credited to our account with DTC, account number 908, for sub-account number 096170.

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)	we (the “Manufacturer”) acknowledge that we understand the responsibilities conferred upon us under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Pricing Supplement in connection with the Notes; and

(b)	we note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturer and the related information set out in the Pricing Supplement in connection with the Notes.

Recognition of the U.S. Special Resolution Regimes

(a)	In the event that we as Dealer as a Covered Entity become subject to a proceeding under a U.S. Special Resolution Regime, the transfer from us of the Programme Agreement and related letters, and any interest and obligation in or under the Programme Agreement and related letters, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Programme Agreement and related letters, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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Citigroup Global Markets Limited

Registered office at above address. Registered in England, Number 1763297

Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority

Citigroup Centre, Canada Square, Canary Wharf London E14 5LB United Kingdom	T +44 (0)20 7986 4000 F +44 (0)20 7986 2266

(b)	In the event that we, as Dealer and as a Covered Entity, or a Covered Affiliate of ours becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Programme Agreement and related letters that may be exercised against us are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Programme Agreement and related letters were governed by the laws of the United States or a state of the United States.

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm your agreement to the terms of issue by signing and sending back to us a copy of the Pricing Supplement.

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Citigroup Global Markets Limited

Registered office at above address. Registered in England, Number 1763297

Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority

Citigroup Centre, Canada Square, Canary Wharf London E14 5LB United Kingdom	T +44 (0)20 7986 4000 F +44 (0)20 7986 2266

For:	CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Valentino di Rienzo
Authorised signatory

The Issuer hereby acknowledges and agrees to the paragraphs under the heading “Recognition of the U.S. Special Resolution Regimes” in this letter.

For:	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:	/s/ Stefan Filip
Authorised signatory

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